Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Dreamland Limited and its subsidiaries:

We hereby consent to the inclusion in this Form 20-F Annual Report of Dreamland Limited and its subsidiaries (the “Company”) of our report dated August 17, 2026, related to the consolidated financial statements as of and for each of the three-year period ended March 31, 2026 and related prospectus of Dreamland Limited filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in such Prospectus.

Diamond Bar, California

August 17, 2026